SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Highland Distressed Opportunities Fund, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5423854
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: Not yet assigned
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, $0.001 par value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Incorporated by reference herein is the section entitled “Description of Our Stock” contained in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on September 19, 2006, and as subsequently amended.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND DISTRESSED OPPORTUNITIES FUND, INC.

/s/ James D. Dondero

James D. Dondero
President

Date: September 19, 2006

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